EXHIBIT 99.1


FOR IMMEDIATE RELEASE
---------------------

CONTACT:   Bruce L. Lev                       Melinda R. Levino
           Vice President - General Counsel   Director,Corporate Communications
           (203) 899-4529                     (203) 899-4672


               MICRO WAREHOUSE MAY RESTATE PRIOR PERIOD RESULTS

            Norwalk, CT, September 30, 1996 -- Micro Warehouse, Inc. (NASDAQ:
MWHS), today reported that it is likely to restate its financial results for the 1994 and 1995 fiscal years as a consequence of discovering errors in its accounting procedures principally regarding receivables from suppliers and vendors for defective inventory, stock rotation and price protection.

            The amount of the charge arising from these errors is yet to be determined but is currently thought to aggregate approximately $18 million after tax. It is believed that the errors have accumulated over several years and predominantly relate to years prior to 1996. The Company has formed a task force to reach a final determination as rapidly as possible.

            The Company does not presently expect these matters to affect ongoing operations.

            The Company's audit committee is examining these matters with the assistance of its independent auditors, KPMG Peat Marwick LLP, and its outside counsel, Jones, Day, Reavis & Pogue.

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